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                                                                   EXHIBIT 23.1


                                         PricewaterhouseCoopers LLP
                                         425 1st Street SW
                                         Suite 1200
                                         Calgary, Alberta
                                         Canada T2P 3V7
                                         Telephone +1(403)509-7500
                                         Facsimile +1(403)781-1825
                                         Direct Tel. +1(403)509-7560
                                         Direct Fax +1(403)781-1825


The Securities Exchange Commission
June 28, 2002

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 22, 2002 relating to the consolidated financial statements which appears in Golden Star Resource Ltd.'s Annual Report on Form 10-K of Golden Star Resources Ltd. for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/S/ PRICEWATERHOUSECOOPERS LLP
Chartered Accountants